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                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                                  FORM 8-K



                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):


                              NOVEMBER 11, 1996


                    SUNSHINE MINING AND REFINING COMPANY



   STATE OF DELAWARE          33-98876                    75-2618333
(STATE OF ORGANIZATION)  (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


              877 W. MAIN STREET, SUITE 600, BOISE, IDAHO 83702
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (208) 345-0660

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Item 5. Other Events.

         Pursuant to the terms of the Merger Agreement between Sunshine Mining and Refining Company and its wholly owned subsidiary Sunshine Merger Company, which on the effective date of the merger was renamed Sunshine Mining and Refining Company ("SMRC"), and based on the average closing price of SMRC's Common Stock for the first 120 NYSE trading days after the effective date of the merger, an additional 2.35 shares of SMRC Common Stock have been issued for each share of Preferred Stock held on the effective date.

         Also pursuant to the terms of the Merger Agreement, and based on the average closing price of SMRC's Common Stock for the first 120 NYSE trading days after the effective date of the merger, the exercise price of the Warrants issued pursuant to the merger has been reduced from $1.92 to $1.38.
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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                      SUNSHINE MINING AND REFINING COMPANY


Date: December 9, 1996                    By:     /s/ John S. Simko
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                                             John S. Simko, President and Chief
                                             Executive Officer